
Now you can starting
at just $1,000


Own slices of Airbnb listed rentals starting at $1,000
getaway
Disclosures: getaway.co/disclaimer


Own vacation rentals like Airbnbs starting at $1,000
getaway
Disclosures: getaway.co/disclaimer


Own a slice of luxury
villas
starting at $1,000
getaway


Own a slice of luxury
chalets
starting at $1,000
getaway


Own a slice of luxury
Getaways
starting at $1,000
getaway


Own a slice of luxury
beach homes
starting at $1,000
getaway


Own slices of
Airbnb listed rentals
starting at $1,000
getaway


Own vacation
rentals like Airbnbs
starting at $1,000
getaway


Own slices of luxury
Airbnb rentals
starting at $1,000
getaway


Earn rental income without lifting a finger
getaway
Disclosures: getaway.co/disclaimer


Own slices of Airbnb
listed rentals
starting at $1,000
getaway
Disclosures: getaway.co/disclaimer


Own vacation
rentals like Airbnbs
starting at $1,000
getaway
Disclosures: getaway.co/disclaimer


Own slices of luxury
Airbnb rentals
starting at $1,000
getaway
Disclosures: getaway.co/disclaimer


Earn passive income without lifting a finger
SUCASA


Earn rental income without lifting a finger
getaway
Disclosures: getaway.co/disclaimer


Own slices of luxury Airbnb rentals starting at $1,000
getaway
Disclosures: getaway.co/disclaimer


Dreams of owning an
Airbnb like rental?